Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-261594 on Form N-1A of our reports dated March 12, 2025 relating to the consolidated financial statements and consolidated financial highlights of Fidelity Risk Parity Fund and the financial statements and financial highlights of Fidelity Hedged Equity Fund, our report dated March 19, 2025 relating to the financial statements and financial highlights of Fidelity SAI Convertible Arbitrage Fund, and our report dated March 20, 2025 relating to the financial statements and financial highlights of Fidelity Equity Market Neutral Fund, each a fund of Fidelity Greenwood Street Trust, appearing on Form N-CSR of Fidelity Greenwood Street Trust for the year ended January 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 24, 2025